Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Chefs’ Warehouse, Inc.

Ridgefield, Connecticut

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175974) of The Chefs’ Warehouse, Inc. of our report dated March 29, 2012, relating to the consolidated financial statements which appear in this Form 10-K.

BDO USA, LLP

Melville, New York

March 29, 2012